                                                                   Exhibit 10.40


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED IN VIOLATION OF SUCH ACT OR SECURITIES LAWS, THE RULES AND REGULATIONS PROMULGATED UNDER SUCH ACT OR SECURITIES LAWS OR THE PROVISIONS OF THIS WARRANT.

                               EDISON SCHOOLS INC.

                      CLASS A COMMON STOCK PURCHASE WARRANT

Date of Issuance: July 31, 2002                                 2,152,959 Shares

         For value received, Edison Schools Inc., a Delaware corporation (the "Company"), hereby grants to Merrill Lynch Mortgage Capital Inc., and to its respective transferees and assigns, subject to the provisions set forth herein, the right to purchase from the Company at a price of $1.00 per share, subject to adjustment as set forth herein, (the "Exercise Price") 2,152,959 shares of Class A Common Stock (the "Warrant Shares"). Certain capitalized terms used herein are defined in Section 2 hereof.

         This Warrant is subject to the following provisions:

         SECTION 1. Exercise of Warrant.

         1.1 Duration. Subject to the terms and conditions hereof, the purchase rights represented by this Warrant may be exercised, in whole or in part at any time or from time to time during the Exercise Period.

         1.2 Exercise Procedure.

                  (a) This Warrant shall be deemed to have been exercised by the Holder (as defined in Section 2.5) when all of the following items have been delivered to the Company by or on behalf of the Holder, provided, however, that if all of such items are delivered to the Company at such time as the stock transfer books of the Company are required by applicable law, regulation or order to be closed, this Warrant shall be deemed to have been exercised at the close of business on the next succeeding date on which the stock transfer books are open (the "Exercise Time"):

                  (i) a completed Exercise Agreement, substantially in the form set forth in Exhibit I hereto, executed by each Holder exercising all or part of the purchase rights represented by this Warrant;

                  (ii) a copy of this Warrant certified as true and correct by such Holder; and

                  (iii) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased by such Holder upon such exercise, or by delivery to the Company of the written election of the Holder to have such amount of Warrant Shares withheld by the Company from Warrant Shares otherwise to be received by the Holder as have a Fair Market Value equal to the aggregate Exercise Price for the number of Warrant Shares being purchased, or by a combination of the foregoing.

                  (b) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to each exercising Holder within two (2) business days (or one business day if at the time of exercise applicable law or rules of the securities exchange where the Warrant Shares are traded requires delivery of certificates one business day or less after sale) after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 11 hereof.

                  (c) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to a Holder at the Exercise Time, and such Holder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

                  (d) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the exercising Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares.

                  (e) The Company shall assist and cooperate with the Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

                  (f) All Warrant Shares which are issuable upon exercise of this Warrant shall, when issued and upon the payment of the Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or automated quotation system upon which shares of Common Stock constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

         SECTION 2. Definitions.

         2.1 "Class A Common Stock" means the Company's Class A Common Stock, $.01 par value per share, or any securities into which such Class A Common Stock is hereafter converted or exchanged.

         2.2 "Common Stock" means (a) the Class A Common Stock and (b) the Company's Class B Common Stock, $.01 par value per share, or any securities into which such Class B Common Stock is hereafter converted or exchanged.

         2.3 "Exercise Period" means the period commencing on the date of issuance of this Warrant as set forth above and concluding on the fifth anniversary of such date.

         2.4 "Fair Market Value" means with respect to each of the Warrant Shares, the closing price of the Company's Class A Common Stock on the primary exchange or automated quotation system on which the Class A Common Stock is listed or quoted, as reported in The Wall Street Journal, for the trading day immediately preceding the date of exercise.

         2.5 "Holder" means each holder of this Warrant as reflected in the records of the Company. The Company shall promptly update its records with respect to Holders upon receipt of notice of a transfer of rights hereunder in accordance with Section 6 hereof.

         SECTION 3. Stock Splits, Consolidation and Antidilution.

         3.1 Proportional Adjustment and Dividends.

                  (a) In the event that before the issuance of the Warrant Shares the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares issuable upon exercise of the Warrant and the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted (to the nearest cent in the case of the Exercise Price) so that the Holder, upon exercise of this Warrant after such date, shall be entitled to receive for the same aggregate consideration the aggregate number and kind of shares of Common Stock which, if this Warrant had been exercised immediately prior to such date, it would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination or reclassification.

                  (b) If, after the date hereof, the Company pays a dividend or makes any other distribution to the holders of Common Stock payable in cash or property (other than shares of Common Stock or any rights, warrants or other securities issued to such holders entitling them to purchase any additional shares of Common Stock in respect of which an adjustment to the Exercise Price is made pursuant to Section 3.1(a)), then in each such event the Holder shall be entitled to receive the portion of such dividend or distribution the Holder would have received if the Holder had exercised the Warrant immediately prior thereto.

                  (c) In the event the Company issues a warrant for the purchase of Common Stock to Chelsey Funding LLC ("Chelsey") as a settlement, in whole or in part, of any claim, or as a result of any judgment arising out of any such claim, by Chelsey arising out of that certain Real Estate Loan Facility Commitment Letter, dated June 4, 2002 from Chelsey to the Company, the Company agrees to adjust the Exercise Price and/or number of Warrant Shares issuable upon exercise of this Warrant on a basis consistent with the essential intent and principles established in the Warrant necessary to preserve without dilution the purchase rights represented by the Warrant.

         3.2 Antidilution.

                  (a) Subject to the provisions set forth below, if at any time during the Exercise Period and prior to the issuance of the Warrant Shares the Company shall issue (i) any shares of Common Stock, or (ii) securities convertible into or exchangeable for Common Stock ("Convertible Securities"), or
(iii) rights, options or warrants to subscribe for Common Stock or Convertible Securities at a price per share less than the Exercise Price in effect at such time (such price per share determined in the case of (ii) and (iii) as the sum of the consideration received upon the issuance of the convertible or exchangeable securities or rights, options or warrants and the consideration per share of Common Stock payable upon the conversion of any such securities, or upon the exercise of any such rights, options or warrants), then the Exercise Price shall be adjusted to equal such price per share. In the case of issuance by the Company of Common Stock, Convertible Securities or any rights, options or warrants to subscribe for Common Stock or Convertible Securities for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company. For purposes of clarification, the price per share received by the Company for any issuance of any shares of Common Stock, Convertible Securities or any rights, options or warrants to subscribe for Common Stock or Convertible Securities, shall be deemed to be the gross amount of consideration received therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith. Any Warrant Shares not already issued prior to such adjustment may thereafter be purchased pursuant to the valid exercise of this Warrant at a price per share equal to the adjusted Exercise Price.

                  (b) Whenever the Exercise Price is adjusted pursuant to paragraph (a) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted to equal the number of Warrant Shares initially issuable upon exercise of this Warrant multiplied by the Exercise Price in effect as of the date of this Warrant, divided by the Exercise Price, as adjusted.

                  (c) The foregoing notwithstanding, this Section 3.2 shall find no application to the issuance by the Company of (i) all shares of Common Stock issuable upon the conversion of Convertible Securities, (ii) all shares of Common Stock issuable upon the exercise of all rights, options and warrants,
(iii) all rights, options or warrants, and all shares of Common Stock issued or issuable upon the exercise thereof, issued to employees, consultants, officers or directors of the Company, directly or pursuant to a stock option or other incentive plan, agreement or arrangement approved by the Board of Directors of the Company, and (iv) all shares of Common Stock or other securities issued or issuable pursuant to a transaction contemplated by Sections 3.1 or 3.3 hereto.

                  (d) No adjustment to the Exercise Price pursuant to the provisions of this Section 3.2 shall be required unless and until such adjustment would require an adjustment of at least $0.01 in the Exercise Price.

                  (e) If at any time following June 30, 2003 the closing price of the shares of Class A Common Stock on the primary exchange or automated quotation system on which the Class A Common Stock is listed or quoted, as reported in The Wall Street Journal, equals or exceeds $3.50 for every trading day during any two (2) successive calendar quarters, the provisions set forth in this Section 3.2 shall immediately terminate and be of no further force or effect.

         3.3 Other Dilutive Events.

                  (a) In case any event shall occur as to which the provisions of this Section 3 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrant in accordance with the essential intent and principles of this Section 3, then, in each such case, the Company shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 3 hereof necessary to preserve without dilution the purchase rights represented by the Warrant.

                  (b) Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this
Section 3, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, options or warrants to purchase Common Stock or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions in cash out of retained earnings) referred to hereinabove in this
Section 3, hereafter made by the Company to the holders of its Common Stock shall not be taxable to them, provided, however, that this would not result in a constructive distribution under Section 305 of the Internal Revenue Code of 1986, as amended, to the Holder.

                  (c) If after the date hereof, any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation (other than covered by Section 3.1) or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected (any such event a "Merger Event"), then as a condition of such Merger Event, lawful, fair and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the Warrant, upon the basis and terms and conditions as nearly as may be equivalent to those specified herein (including without limitation provisions for adjustments of the Exercise Price and number of Warrant Shares purchasable upon the exercise of the Warrant), such shares of stock or other securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the Warrant, had such Merger Event not taken place. To the extent the consideration to be received by the Holder as a result of a Merger Event consists of securities in the surviving entity such surviving entity shall execute and deliver to the Holder a substitute Warrant granting the Holder the right to receive upon exercise thereof the kind and amount of securities receivable by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such Merger Event.

         3.4 Notification. Whenever the Exercise Price is adjusted as herein provided, the Company shall cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares, and a brief statement of the facts requiring such adjustment and the computation thereof, to be mailed to the Holder. The certificate setting forth the computation shall be signed by the Chief Financial Officer of the Company. In addition, in case at any time the Company shall propose:

                  (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock; or

                  (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                  (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger or sale; or

                  (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof in accordance with Section 9 to the Holder at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, liquidation, dissolution or winding-up.

         SECTION 4. Registration Rights. Upon exercise of this Warrant, the Warrant Shares shall be subject to, and the purchaser of such Warrant Shares shall be entitled to and bound by all of the rights and obligations set forth in
Section 4 of that certain Warrant Agreement dated as of the date hereof between the Company and the Holder.

         SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle a holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of a Holder shall give rise to any liability of a Holder for the Exercise Price of Warrant Shares that may be acquired by exercise hereof or as a stockholder of the Company.

         SECTION 6. Warrant Transferable. This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holders hereof upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company; provided, however, that the parties to an Assignment shall be responsible for the payment of any applicable transfer or other taxes.

         SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company together with a written exchange request specifying the desired number of warrants and the allocation of the Warrant Shares, for new Warrants having the same Exercise Price and other terms and conditions of this Warrant representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants".

         SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of a Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at the expense of such Holder) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         SECTION 9. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Holder, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

         SECTION 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

         SECTION 11. Fractions of Shares. The Company may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the last reported sale price of the Class A Common Stock on the NASDAQ National Market System or any other national securities exchange on which the Class A Common Stock is then listed.

         SECTION 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York, except that, as to matters of corporate law, the Delaware General Corporation Law shall govern.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers under its corporate seal and to be dated the date hereof.

                                        EDISON SCHOOLS INC.


                                        By:      /s/ David Graff
                                           -------------------------------------
                                        Name:    David Graff
                                        Title:   Senior Vice President and
                                                 General Counsel

                                        Corporate Seal

                                                                       EXHIBIT I

                           FORM OF EXERCISE AGREEMENT

         (To be Executed by the Holder in order to Exercise the Warrant)


To:      EDISON SCHOOLS INC.                                              Dated:


         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby subscribes for the purchase of _____________ Warrant Shares covered by such Warrant and

         [ ] makes payment herewith in the amount of _____________, as payment in full for ________ Warrant Shares at the price per share provided by such Warrant

         [ ] hereby instructs the Company to withhold from Warrant Shares being purchased hereby, a number of Warrant Shares sufficient to pay the purchase price therefore all in accordance with the conditions and provisions of the said Warrant, and requests that certificates for such Warrant Shares be issued in the name of, and delivered to:

                             _______________________

                             _______________________

                             _______________________


                                        [Holder]

                                        By: _______________________
                                                Name:
                                                Title:

                                        Address _________________________

                                                                      EXHIBIT II

                                   ASSIGNMENT

         FOR VALUE RECEIVED, _________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Warrant Shares covered thereby set forth below, unto:

         Name of Assignee    Address                           No. of Shares



Dated:                       By:      _______________________
                                      Name:
                                      Title:


                             Witness  _______________________


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